Exhibit 10.3

EXTENSION TO COMPUTER

AND DATA PROCESSING AGREEMENT

This Extension to Computer and Data Processing Agreement (“this Extension”), dated as of December 27, 2017, is by and between HCA – Information Technology & Services, Inc., a Tennessee corporation (“IT&S”), which is a wholly owned subsidiary of HCA Healthcare Corporation, a Delaware corporation (“HCA”) formerly known as Columbia Information Systems, Inc., and LifePoint Corporate Services, General Partnership, a Delaware general partnership (together with its successors and permitted assigns “Customer”).

WITNESSETH:

WHEREAS, IT&S and Customer entered into that certain Computer and Data Processing Agreement dated as of May 19, 2008, as amended from time to time (the “Original Agreement”);

WHEREAS, Customer determined not to exercise its option to renew the Original Agreement after December 31, 2017;

WHEREAS, notwithstanding such non-renewal, IT&S and Customer desire to extend the Original Agreement one time as provided in this Extension.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and obligations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, IT&S and Customer agree as follows:

1. Extension. IT&S and Customer hereby agree to extend the Original Agreement until March 31, 2018 (the “Extension Period”).

2. Fees.  IT&S and Customer hereby agree that, during the Extension Period, the fees for all of Services as provided under the Original Agreement shall be increased by an aggregateof two and one-half percent (2.5%); provided, however, that the hourly amount for Professional Services shall be increased to $110 per hour.

3. Status of Original Agreement. The Original Agreement, and as expressly provided in this Extension, shall remain in full force and effect during the Extension Period.
4. Capitalized Terms. Capitalized terms used, but not defined, herein shall have the meanings ascribed to such terms in the Original Agreement.
5. Miscellaneous. The applicable provisions of Sections 12 (g), 13 - 16 and 18 – 19 of the Original Agreement shall apply to this Extension as if contained herein.

6. Counterparts. This Extension may be executed by original, facsimile, or electronic signatures (complying with the U.S. Federal ESIGN Act of 2000, 15 U.S.C. 96) and in any number of counterparts, which will be considered one instrument. Counterparts, signed facsimile and electronic copies of this Extension will legally bind the parties to the same extent as original documents.

[Signatures on the following page.]

IN WITNESS WHEREOF, the parties have caused this Computer and Data Processing Transition Services Agreement to be executed by their duly authorized representatives as of the day and date first referenced above.

HCA – Information Technology & Services, Inc.

By: __/s/ Curtis Watkins_____________________________________

Name: Curtis Watkins

December 28, 2017

Title:CEO

LIFEPOINT CORPORATE SERVICES, GENERAL PARTNERSHIP

By:LifePoint CSLP, LLC,

A Delaware limited liability company

Its:General Partner

By:LifePoint Hospitals Holdings, Inc.,

A Delaware corporation

Its:Sole Member

By: ___ /s/ Sean Tuley_____________________

Name: Sean Tuley

Title: SVP and CIO

By: ___ /s/ Sean Tuley_____________________

Name: Sean Tuley

Title: 12/27/2017